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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             Genomica Corporation
-------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


             Delaware                                          23-2821818
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification No.)

1745 38th Street, Boulder, Colorado                               80301
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the             If this form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to Section          Section 12(g) of the Exchange Act and is
12(b) of the Exchange Act and is        effective pursuant to General
effective pursuant to General           Instruction A.(d), please check the
Instruction A.(c), please check the     following box. [X]
following box. [ ]

Securities Act registration statement file number to which this form
relates:                                                        333-32472
                                                         -----------------------
                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Names of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
--------------------------------         -------------------------------------

           None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
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                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's Common Stock, par value $.001 per share, being registered hereby is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-32472) (the "Registration Statement"), initially filed with the Securities and Exchange Commission on March 14, 2000, under the caption "Description of Capital Stock" and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number       Description
------       -----------

1            Restated Certificate of Incorporation, currently in effect.

2 Form of Restated Certificate of Incorporation, to be filed and become effective upon the closing of the public offering covered by the Registration Statement.

3            Bylaws, currently in effect.

4 Amended and Restated Bylaws, to become effective upon the closing of the public offering covered by the Registration Statement.

5            Specimen stock certificate representing shares of Common Stock.

6 Second Amended and Restated Investors' Rights Agreement, dated September 5, 2000, among the Company and certain stockholders.

7 Warrant Agreement to purchase shares of Series A Preferred Stock with Silicon Valley Bank, dated September 10, 1997.


                                      1.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 GENOMICA CORPORATION



Date: September 26, 2000         By:  /s/ Daniel R. Hudspeth
                                      ------------------------------------------
                                      Daniel R. Hudspeth
                                      Vice President of Finance, Chief Financial
                                      Officer, Secretary and Treasurer



                                      2.